Exhibit 99.1

Luminex Corporation Reports First Quarter 2020 Results

Delivers Accelerated Organic Growth and Return to Profitability

AUSTIN, Texas (May 4, 2020) – Luminex Corporation (Nasdaq: LMNX) today announced results for its first quarter ended March 31, 2020.

All amounts in this release are in conformity with U.S. generally accepted accounting principles ("GAAP").

CURRENT HIGHLIGHTS

•Total revenue for the first quarter of $90.4M, a 10% increase over Q1 2019
•Molecular Diagnostic revenue for the quarter of $45.2M, up 28% over Q1 2019
◦Sample-to-answer MDx revenue of $26.3M, up 38% over Q1 2019
◦Non-Automated MDx revenue of $18.9M, up 17% over Q1 2019
•Life Science and Clinical Tools revenue for the quarter of $43.3M, down 6% vs. Q1 2019
◦Licensed Technologies Group revenue of $36.8M, up 5% over Q1 2019
◦Flow Cytometry revenue of $6.5M, down 42% vs. Q1 2019, but significantly impacted by the inability to install purchased systems and visit customers due to the COVID-19 pandemic
•Placed a record 123 sample-to-answer systems in the quarter, dominated by ARIES® Systems
•Returned to profitability in the quarter with 56% gross margins, 2% operating margin and 1% net income
•Emergency Use Authorizations (EUA) obtained for NxTAG® CoV Extended Panel and ARIES® SARS-CoV-2 Assay, supported by $1.2M in BARDA funding
•Expanded current manufacturing capacity to produce more than 500,000 tests per month, with plans to expand to more than 800,000 tests per month by the end of Q2
•Q2 revenue forecasted to be at or above $105M, with growth in excess of 26%
•Expect 2020 revenue to be above the top end of previously communicated guidance range of $352 - $362 million

CEO COMMENTARY

“We are proud to be able to play an important role in addressing the current global COVID-19 pandemic. Our organization has been able to respond rapidly with beneficial product offerings to assist with diagnosing and treating this dangerous virus,” said Nachum "Homi" Shamir, President & CEO. “As a result of the COVID-19 pandemic, we experienced a rapid acceleration of system placements, assay sales and revenue. We delivered a very strong first quarter, returning to profitability with significant revenue growth within our molecular diagnostics franchise. With our expanded manufacturing capacity for both automated and non-automated products and a robust product pipeline, we are well equipped to meet the evolving needs of our customers. Our ability to manage multiple projects as a team while responding to this global crisis has been nothing short of exceptional. Given the increased demand we are seeing into the foreseeable future, we are confident that we will exceed the top end of our previously communicated guidance range, but are unable to be specific at this time as a result of the uncertainty associated with the end of the pandemic.”

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	March 31,		Variance
	2020	2019	($)	(%)
	(unaudited)

System sales	$12,050	$15,671	$(3,621)	(23)%
Consumable sales	12,798	10,724	2,074	19%
Royalty revenue	13,259	14,170	(911)	(6)%
Assay revenue	43,723	34,813	8,910	26%
Service revenue	5,521	5,394	127	2%
Other revenue	3,073	1,636	1,437	88%
	$90,424	$82,408	$8,016	10%

2020 REVENUE GUIDANCE

The Company expects revenue for the 2nd Quarter will be at or above $105M. With respect to the full year, we are confident that we will beat the top end of our current revenue guidance of $362M, but are not able to provide an updated guidance range at this time due to the uncertainties that the COVID-19 pandemic is causing throughout the global economy. We anticipate being able to provide updated full-year revenue guidance in conjunction with our second quarter earnings release.

CONFERENCE CALL

Management will host a conference call at 4:00 p.m. Central Time / 5:00 p.m. EDT, Monday, May 4, 2020 to discuss operating highlights and financial results for the first quarter 2020. The conference call will be webcast live and may be accessed at Luminex Corporation’s website at investor.luminexcorp.com. Analysts may participate on the conference call by dialing (877) 930-7053 (U.S.) or (253) 336-7290 (outside the U.S.). The access code is 6418909. The webcast will be archived for six months on our website using the 'replay' link.

ABOUT LUMINEX CORPORATION

At Luminex, our mission is to empower labs to obtain reliable, timely, and actionable answers, ultimately advancing health. We offer a wide range of solutions applicable in diverse markets including clinical diagnostics, pharmaceutical drug discovery, biomedical research, genomic and proteomic research, biodefense research, and food safety. We accelerate reliable answers while simplifying complexity and deliver certainty with a seamless experience. To learn more about Luminex, please visit us at luminexcorp.com.

USE OF FORWARD-LOOKING STATEMENTS

Statements made in this release that express Luminex’s or management's intentions, plans, beliefs, expectations, or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding expected revenue and cost savings and projected 2020 performance, including revenue guidance. The words "expect," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, negative effects from the worldwide COVID-19 pandemic (including but not limited to the general economic downturn related to such pandemic, travel restrictions related thereto, business closures that may affect our supply chain or our ability to install instruments, and delays in FDA clearances related to adjustments in the agency’s approval priorities in response to the pandemic), concentration of Luminex’s revenue in a limited number of direct customers and strategic partners, some of which may be experiencing decreased demand for their products utilizing or incorporating Luminex’s technology, budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of internal resource planning challenges; market demand and acceptance of Luminex’s products and technology, including ARIES®, MultiCode®, xMAP®, xMAP® INTELLIFLEX, VERIGENE®, VERIGENE® II, Guava®, Muse®, Amnis® and NxTAG® products; Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels; Luminex’s ability to obtain and enforce intellectual property protections on Luminex’s products and technologies; the impact on Luminex’s growth and future results of operations with respect to the loss of the LabCorp women’s health business; Luminex’s ability to successfully launch new products in a timely manner; dependence on strategic partners for development, commercialization and distribution of products; risks and uncertainties associated with implementing Luminex’s acquisition strategy, Luminex’s challenge to identify acquisition targets, including Luminex’s ability to obtain financing on acceptable terms; Luminex’s ability to integrate acquired companies or selected assets into Luminex’s consolidated business operations, and the ability to fully realize the benefits of Luminex’s acquisitions; the timing of and process for regulatory approvals; competition and competitive technologies utilized by Luminex’s competitors; fluctuations in quarterly results due to a lengthy and unpredictable sales cycle; fluctuations in bulk purchases of consumables; fluctuations in product mix, and the seasonal nature of some of Luminex’s assay products; Luminex’s ability to comply with applicable laws, regulations, policies and procedures; the impact of the ongoing uncertainty in global finance markets and changes in governmental and governmental agency funding, including effects on the capital spending policies of Luminex’s partners and end users and their ability to finance purchases of Luminex’s products; changes in principal members of Luminex’s management staff; potential shortages, or increases in costs, of components or other disruptions to Luminex’s manufacturing operations; Luminex’s increasing dependency on information technology to improve the effectiveness of Luminex’s operations and to monitor financial accuracy and efficiency; the implementation, including any modification, of Luminex’s strategic operating plans; the uncertainty regarding the outcome or expense of any litigation brought against or initiated by Luminex; risks relating to Luminex’s foreign operations, including fluctuations in exchange rates, tariffs, customs and other barriers to importing/exporting materials and products in a cost effective and timely manner; difficulties in accounts receivable collections; Luminex’s ability to monitor and comply with foreign and international laws and treaties; and Luminex’s ability to comply with changes in international taxation policies; budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of material resource planning challenges; reliance on third party distributors for distribution of specific Luminex-developed and manufactured assay products, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2020 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contacts:

Investor Contact:	Media Contact:
Harriss Currie	Michele Parisi
Sr. Vice President of Finance and CFO	Bioscribe
hcurrie@luminexcorp.com	mparisi@bioscribe.com
512-219-8020	925-864-5028

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$43,077	$59,173
Accounts receivable, net	63,889	55,815
Inventories, net	78,596	77,084
Prepaids and other	10,944	10,398
Total current assets	196,506	202,470
Property and equipment, net	64,407	65,515
Intangible assets, net	87,485	90,336
Deferred income taxes	26,657	27,702
Goodwill	118,145	118,145
Right of use assets	20,487	20,439
Other	18,236	19,122
Total assets	$531,923	$543,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,236	$17,983
Accrued liabilities	26,751	31,872
Deferred revenue - current portion	9,084	8,214
Total current liabilities	49,071	58,069
Deferred revenue	1,606	1,633
Lease liabilities	16,748	17,182
Other long-term liabilities	1,992	1,985
Total liabilities	69,417	78,869
Stockholders' equity:
Common stock	45	44
Additional paid-in capital	381,501	380,304
Accumulated other comprehensive loss	(1,443)	(1,380)
Retained earnings	82,403	85,892
Total stockholders' equity	462,506	464,860
Total liabilities and stockholders' equity	$531,923	$543,729

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2020	2019
	(unaudited)

Revenue	$90,424	$82,408
Cost of revenue	40,078	36,601
Gross profit	50,346	45,807
Operating expenses:
Research and development	11,918	15,048
Selling, general and administrative	33,935	31,491
Amortization of acquired intangible assets	2,852	2,852
Total operating expenses	48,705	49,391
Income (loss) from operations	1,641	(3,584)
Other income, net	1	60
Loss from equity method investment	(614)	—
Income (loss) before income taxes	1,028	(3,524)
Income tax (expense) benefit	(374)	6,484
Net income	$654	$2,960

Net income attributable to common stockholders
Basic	$634	$2,904
Diluted	$633	$2,904
Net income per share attributable to common stockholders
Basic	$0.01	$0.07
Diluted	$0.01	$0.07
Weighted-average shares used in computing net income per share
Basic	44,404	43,949
Diluted	45,038	44,546

Dividends declared per share	$0.09	$0.06

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2020	2019
	(unaudited)
Cash flows from operating activities:
Net income	$654	$2,960
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	7,434	6,889
Stock-based compensation	2,683	2,449
Deferred income tax (benefit) expense	1,053	(8,087)
Loss on sale or disposal of assets	47	94
Loss on equity method investment	614	—
Other	(138)	(242)
Changes in operating assets and liabilities:
Accounts receivable, net	(8,075)	(7,342)
Inventories, net	(1,510)	(486)
Other assets	(501)	2,272
Accounts payable	(4,186)	4,117
Accrued liabilities	(6,134)	(10,400)
Deferred revenue	843	680
Net cash used in operating activities	(7,216)	(7,096)
Cash flows from investing activities:
Purchase of property and equipment	(3,923)	(3,823)
Proceeds from cost method investment	22	—
Net cash used in investing activities	(3,901)	(3,823)
Cash flows from financing activities:
Proceeds from issuance of common stock	1,349	802
Shares surrendered for tax withholding	(2,310)	(2,072)
Dividends paid	(4,063)	(2,696)
Net cash used in financing activities	(5,024)	(3,966)
Effect of foreign currency exchange rate on cash	45	133
Change in cash and cash equivalents	(16,096)	(14,752)
Cash and cash equivalents, beginning of period	59,173	76,441
Cash and cash equivalents, end of period	$43,077	$61,689